Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 8, 2012, on the financial statements of Venza Gold Corp. as of October 31, 2011 and 2010, and the inclusion of our name under the heading “Experts" in Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

/s/  DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver Canada
August 20, 2012